EXECUTION COPY
Exhibit 1.1
Common Stock
MetroPCS Communications, Inc.
UNDERWRITING AGREEMENT
April 18, 2007
BEAR, STEARNS & CO. INC.
BANC OF AMERICA SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
As representatives of the
several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179
Ladies/Gentlemen:
     MetroPCS Communications, Inc., a corporation organized and existing under the laws of Delaware (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 37,500,000 shares (the “Company Shares”) of its par value $0.0001 per share common stock, (the “Common Stock”). The stockholders of the Company listed on Schedule II hereto (the “Selling Stockholders”) severally propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 12,500,000 shares of Common Stock (the “Selling Stockholders’ Shares” and together with the Company Shares, the “Firm Shares”). For the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, the Selling Stockholders also propose, subject to the terms and conditions stated herein, to sell to the Underwriters up to 7,500,000 additional shares of Common Stock (the “Additional Shares”). The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the “Shares”. Bear, Stearns & Co. Inc. (“Bear Stearns”), Banc of America Securities LLC (“BofA”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Morgan Stanley & Co. Inc. (“Morgan Stanley”) are acting as lead managers (the “Lead Managers”) in connection with the offering and sale of the Shares contemplated herein (the “Offering”).
     1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters at the Applicable Time (as hereinafter defined) and the Closing Date (as hereinafter defined) that:

     (a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Shares, on Form S-1 (No. 333-139793) (the initial filing and all pre-effective amendments thereto collectively being referred to as the “Initial Registration Statement”); and such Initial Registration Statement, and any post-effective amendment thereto, each in the form previously delivered to you, have been declared effective by the Commission, in such form. Other than a registration statement, if any, increasing the size of the Offering filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”), which will become effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission. The various parts of the Initial Registration Statement and the 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 4(a) hereof and deemed by virtue of Rule 430A, 430B or 430C under the Securities Act to be part of the Initial Registration Statement at the time it became effective under the Securities Act with respect to the Underwriters, each as amended at the time such part of the Initial Registration Statement or Rule 462(b) Registration Statement, if any, became or hereafter becomes effective under the Securities Act with respect to the Underwriters, are hereafter collectively referred to as the “Registration Statement.” No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto, or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission.
     The prospectus relating to the Shares, in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act, is hereafter referred to as the “Prospectus”. Any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereafter referred to as a “Preliminary Prospectus;” and the Preliminary Prospectus relating to the Shares, as amended or supplemented immediately prior to the Applicable Time (as defined below), is hereafter referred to as the “Pricing Prospectus”. Any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Shares is hereafter referred to as an “Issuer Free Writing Prospectus”; and the Pricing Prospectus, as supplemented by the public offering price of the Shares and the Issuer Free Writing Prospectuses, if any, attached and listed in Annex X hereto, taken together, are hereafter referred to collectively as the “Pricing Disclosure Package.”
     The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated hereby.
     All references in this Agreement to the Registration Statement, any Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System.
     (b) The Registration Statement complies, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will comply, in all material respects with the applicable provisions of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment thereof or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (x) in the case of the Registration Statement or any amendment thereto, not misleading and (y) in the case of the Prospectus or any amendment or supplements thereto, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Lead Managers specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through the Lead Managers consists solely of the material described in Section 18 hereof.
     (c) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.
     (d) For purposes of this Agreement, the “Applicable Time” is 7:00 p.m. (Eastern) on the date of this Agreement. The Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date and the Additional Closing Date, if any (each as hereinafter defined), will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus complies in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations, and does not include information that conflicts with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus not listed in Annex X hereto, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date and the Additional Closing Date, if any, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this Section 1(d) with respect to any information contained in or omitted from the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Lead Managers specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through the Lead Managers consists solely of the material described in Section 18 hereof.
     (e) Deloitte & Touche LLP and PriceWaterhouseCoopers LLP, who have certified the financial statements and supporting schedules and information of the Company and its subsidiaries that are included in the Registration Statement, the Pricing Prospectus or the Prospectus are independent public accountants as required by the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Rules and Regulations.

     (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, except as disclosed in the Pricing Prospectus, (i) the Company has not declared or paid any dividends, or made any other distribution of any kind, on or in respect of its capital stock, (ii) there has not been any material change in the capital stock or long-term debt, taken as a whole, or material increase in the short-term debt, taken as a whole, of the Company, Royal Street Communications, LLC, a Delaware limited liability company, and its subsidiaries (collectively “Royal Street”), or any of the Company’s subsidiaries listed in Exhibit A hereto (each, a “Subsidiary” and, collectively, the “Subsidiaries”), except for increases in long-term or short-term debt owed by Royal Street to the Company or its Subsidiaries, (iii) neither the Company, the Subsidiaries nor, to the Company’s knowledge after due inquiry, Royal Street, has sustained any material loss or interference with its business or properties from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding that would be material to the Company, the Subsidiaries and Royal Street, taken as a whole, and (iv) there has not been any material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting the business, assets, financial condition, results of operations, or properties of the Company, Royal Street and the Subsidiaries, taken as a whole (a “Material Adverse Change”). Since the date of the latest balance sheet included in the Registration Statement and the Pricing Prospectus, neither the Company, the Subsidiaries, nor, to the Company’s knowledge after due inquiry, Royal Street (i) has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, which are material to the Company, Royal Street and the Subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles which are not disclosed on the latest balance sheet or notes thereto included in the Pricing Prospectus, or (ii) have entered into any transactions not in the ordinary course of business, which are material to the Company, Royal Street and the Subsidiaries, taken as a whole, except transactions which are disclosed in the Pricing Prospectus.
     (g) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and, except as disclosed in the Registration Statement or Pricing Prospectus, all of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance in all material respects with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that entitles any person to acquire from the Company or any Subsidiary any Common Stock or other security of the Company or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any “Relevant Security”), except (i) for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement, or (ii) such rescission rights and failures to comply with applicable state, federal and foreign securities laws which are disclosed in the Pricing Prospectus or the Registration Statement. All of the issued shares of capital stock of or other ownership interests in each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”) (except as set forth in the Pricing Prospectus).

     (h) The Shares to be delivered on the Closing Date and the Additional Closing Date (as hereinafter defined), if any, have been duly and validly authorized and, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance in all material respects with all applicable state, federal and foreign securities laws and will not have been issued in violation of or subject to any preemptive or similar right that entitles any person to acquire any Relevant Security from the Company upon the issuance or sale of the Relevant Securities in the Offering. The Common Stock and the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus. Except as disclosed in the Pricing Prospectus, the Company has no outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security. Except as disclosed in the Pricing Prospectus, no holder of any Relevant Security has any rights to require registration under the Securities Act of any Relevant Security in connection with the offer and sale of the Shares contemplated hereby, other than pursuant to that certain Second Amended and Restated Stockholders Agreement dated as of August 30, 2005, as amended, (the “Stockholders Agreement”), which Stockholders Agreement will be amended and restated upon the consummation of the Offering. Any such rights so disclosed or pursuant to the Stockholders Agreement have either been fully complied with by the Company or effectively waived by the holders thereof.
     (i) The Subsidiaries are the only “subsidiaries” of the Company (within the meaning of Rule 405 under the Securities Act), other than Royal Street. Each of the Company and each Subsidiary has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization. The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) would not reasonably be expected to have a material adverse effect on (i) the business, assets, financial condition, results of operations, or properties of the Company, Royal Street and the Subsidiaries, taken as a whole; or (ii) the ability of the Company to consummate the Offering or any other transaction contemplated by this Agreement (a “Material Adverse Effect”).
     (j) Each of the Company, the Subsidiaries and, to the Company’s knowledge after due inquiry, Royal Street, has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (each a “Consent” and collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement and Pricing Prospectus, and each such Consent is valid and in full force and effect, except in each case as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Pricing Prospectus, none of the Company nor any Subsidiary, or to Company’s knowledge after due inquiry, Royal Street, has received notice of any investigation or proceedings which, if decided adversely to the Company or any such Subsidiary, would reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any such Consent.
     (k) This Agreement has been duly and validly authorized, executed and delivered by the Company.
     (l) The issuance and sale of the Shares, the compliance by the Company with this Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound or (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Subsidiary, or (iii) violate or conflict with any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets or properties, except in the case of clauses (i) and (iii) as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (m) No Consent is required for the execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, except (i) the registration under the Securities Act of the Shares, (ii) such consents as may be required under state or foreign securities laws, the blue sky laws of any jurisdiction, or the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the purchase and distribution of the Shares by the Underwriters, each of which has been obtained and is in full force and effect, and (iii) for such Consents where the failure to have obtained such Consent would, individually or in the aggregate, result in a Material Adverse Effect.
     (n) Except as disclosed in the Pricing Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any Subsidiary or, to Company’s knowledge after due inquiry, Royal Street, is a party or of which any property, operations or assets of the Company, Royal Street or any Subsidiary is the subject which (i) is required to be disclosed in the Pricing Prospectus and is not so disclosed, or (ii) individually or in the aggregate, if determined adversely to the Company or any Subsidiary, would reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such proceeding, litigation or arbitration is threatened.
     (o) The financial statements, including the notes thereto, and the supporting schedules included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries in the Registration Statement, the Pricing Prospectus and the

Prospectus; except as otherwise stated in the Registration Statement, the Pricing Prospectus and the Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), applied on a consistent basis throughout the periods involved in all material respects; and the supporting schedules included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the information required to be stated therein. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus by the Securities Act, the Exchange Act or the Rules and Regulations. The other financial and statistical information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information included therein in all material respects and have been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement, the Pricing Prospectus and the Prospectus and the books and records of the respective entities presented therein.
     (p) (i) Except as disclosed in the Pricing Prospectus, all stock option awards granted by the Company have been appropriately authorized by the board of directors of the Company or a duly authorized committee thereof, including approval of the exercise or purchase price or the methodology for determining the exercise or purchase price and the substantive terms of the stock options awards; all stock options granted to employees in the United States reflect the fair market value of the Company’s capital stock as determined under Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto, on the date the option was granted (within the meaning of United States Treasury Regulation §1.421-1(c)); (ii) no stock options awards granted by the Company have been retroactively granted, or the exercise or purchase price of any stock option award determined retroactively, other than awards that were repriced subsequent to their grant as disclosed in the Pricing Prospectus; (iii) there is no action, suit, proceeding, formal inquiry or formal investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company in connection with any stock option awards granted by the Company; and (iv) there is no action, suit, proceeding, formal inquiry or formal investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company in connection with any stock option awards granted by the Company, except in the case of clauses (i) — (iv), where the lack of such authorization, action, suit, proceeding, formal inquiry or formal investigation would not reasonably be expected to have a Material Adverse Effect;
     (q) The statistical, industry-related and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate in all material respects, and such data agrees with the sources from which they are derived in all material respects.
     (r) The Common Stock has been registered pursuant to Section 12(g) of the Exchange Act. The shares of Common Stock have been approved for listing, upon notice of issuance, on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the

Common Stock under the Exchange Act or de-listing the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.
     (s) The Company, the Subsidiaries and, to the Company’s knowledge after due inquiry, Royal Street, maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to material assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (t) The Company is not aware of any currently existing material weaknesses in its internal controls over financial reporting. Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal controls over financial reporting that has materially affected, or is reasonably likely to materially adversely affect, the Company’s internal controls over financial reporting.
     (u) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to the Company and its Subsidiaries is disclosed to the Company’s principal executive officer and principal financial officer by others within those entities and, as of December 31, 2006, such disclosure controls and procedures are effective.
     (v) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”), and is taking commercially reasonable steps to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions.
     (w) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which would reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.
     (x) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has, prior to the date hereof, made any offer or sale of any securities which would be “integrated” (within the meaning of the Securities Act and the Rules and Regulations) with the offer and sale of the Shares pursuant to the Registration Statement.
     (y) The statements set forth in the Registration Statement, the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as it purports to constitute a summary of the terms of the Common Stock, and under the caption “Shares Eligible for Future Sale”, insofar as it purports to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.
     (z) The Company is not and, after giving effect to the consummation of the transactions contemplated by this Agreement, and after giving effect to application of the net proceeds of the Offering as described in the Registration Statement, the Pricing Prospectus and the Prospectus, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.
     (aa) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates relating to the Underwriters compensation as determined by the NASD.
     (bb) The Company, the Subsidiaries, and, to the Company’s knowledge after due inquiry, Royal Street, own or lease all such properties as are necessary to the conduct of the business of the Company as presently operated as described in the Registration Statement, the Pricing Prospectus and the Prospectus. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens, except (i) such as are described in the Registration Statement, the Pricing Prospectus and the Prospectus, and (iii) such as do not (individually or in the aggregate) result in a Material Adverse Effect; and any real property and buildings held under lease or sublease by the Company, the Subsidiaries and, to the Company’s knowledge after due inquiry, Royal Street, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company, Royal Street and the Subsidiaries. Except as disclosed the Pricing Prospectus or the Prospectus, neither the Company nor any Subsidiary, nor, to Company’s knowledge after due inquiry, Royal Street, has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company, Royal Street or any Subsidiary, which claim, if determined adverse to the Company, Royal Street or any Subsidiary, would reasonably be expected to result in a Material Adverse Effect.
     (cc) The Company and each Subsidiary (i) owns, possesses or has the right to use all patents, patent applications, trademarks, service marks, domain names, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, the “Intellectual Property”) necessary for the conduct of their respective businesses as presently conducted and as described in the Registration Statement, the Pricing Prospectus and the Prospectus and (ii) have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others, except as disclosed in the Pricing Prospectus and the Prospectus as set forth under the caption “Risk Factors-Risks Related to Our Business-A patent infringement suit has been filed against us by Leap Wireless International, Inc., which could have a material adverse effect on our business or results of operations.” Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property of the Company or any Subsidiary; except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any such Intellectual Property; and except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.
     (dd) The Company maintains insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for similarly-sized companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Material Adverse Effect. The Company has not received any notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.
     (ee) Each of the Company and the Subsidiaries has, in all material respects, accurately prepared and timely filed all federal, and all material state, foreign and other tax returns that are required to be filed by it. Each of the Company and the Subsidiaries has paid or made provision (to the extent required) for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return) other than those (i) which, if not paid, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) being contested in good faith and for which adequate reserves have been provided. No material deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate in all material respects (in accordance with GAAP) to meet any assessments and related liabilities for any such period and, since December 31, 2006, the Company and the Subsidiaries have not incurred any material liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary, except such liens as would not reasonably be expected to have a Material Adverse Effect.
     (ff) No material labor disturbance by the employees of the Company or any Subsidiary exists or, to the Company’s knowledge, is imminent which would reasonably be expected to have a Material Adverse Effect.
     (gg) No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any liability which would (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; each employee benefit plan for which the Company or any Subsidiary would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code, except where such violation would not reasonably be expected to result in a Material Adverse Effect; the Company has not incurred liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
     (hh) None of the Company or any Subsidiary has violated, or is in violation of, any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants, or contaminants (collectively, “Environmental Laws”), which violations would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (ii) None of the Company, any Subsidiary or, to the Company’s knowledge, any of its employees or agents, has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.
     (jj) Neither the Company nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any Lien upon, any property or assets of the

Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case clauses (ii) and (iii) above) for violations or defaults that would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.
     (kk) The Company has complied with the requirements of Rule 433 under the Securities Act with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus. The Company has not (i) distributed any offering material in connection with the Offering other than the Pricing Prospectus, the Prospectus, and any Issuer Free Writing Prospectus set forth on Annex X hereto, or (ii) filed, referred to, approved, used or authorized the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Shares, except for any Issuer Free Writing Prospectus set forth in Annex X hereto and any electronic road show previously approved by the Lead Managers.
     Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters’ shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
     2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters as of the date hereof and as of the Closing Date and each Additional Closing Date that:
          (a) Such Selling Stockholder has full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. With respect to each Selling Stockholder that is an entity, this Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by such Selling Stockholder. This Agreement has been duly and validly executed and delivered by such Selling Stockholder and constitutes the legal, valid and binding obligation of such Selling Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (b) Such Selling Stockholder has full right, power and authority to execute and deliver (i) a Custody Agreement by and between such Selling Stockholder and the Company as custodian (in such capacity, the “Custodian”), and (ii) a Power of Attorney by and among Roger D. Linquist and J. Braxton Carter as such Selling Stockholder’s attorneys-in-fact (each, an “Attorney-in-Fact”), substantially in the form of Exhibits B and C hereto (such Selling Stockholder’s “Custody Agreement” and “Power of Attorney”, respectively), to perform its obligations thereunder and to consummate the transactions contemplated by the Custody

Agreement and Power of Attorney. With respect to each Selling Stockholder that is an entity, the Custody Agreement and Power of Attorney and the transactions contemplated thereby have been duly and validly authorized by such Selling Stockholder. The Custody Agreement and Power of Attorney have each been duly and validly executed and delivered by such Selling Stockholder and constitute the legal, valid and binding obligation of such Selling Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Counterparts of such Selling Stockholder’s Custody Agreement and Power of Attorney have been delivered to the Company and the Lead Manager on or prior to the date of this Agreement.
          (c) As of the Applicable Time, such Selling Stockholder agrees that the Firm Shares and Additional Shares, if any, to be sold by such Selling Stockholder, whether or not on deposit with the Custodian, are subject to the interests of the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement and Power of Attorney, by any act of such Selling Stockholder, by operation of law or by the occurrence of any other event. If such Selling Stockholder should die or become incapacitated, or if any other event should occur affecting the legal status or capacity of such Selling Stockholder before the delivery of the Firm Shares and the Additional Shares, if any, to be sold by a Selling Stockholder hereunder, the documents evidencing the Firm Shares and the Additional Shares, if any, to be sold by such Selling Stockholder then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event had not occurred, regardless of whether or not the Custodian shall have received notice thereof.
          (d) Such Selling Stockholder has, and on the Closing Date and any Additional Closing Date, will have, good and valid title to and is the lawful owner of the Selling Stockholders’ Shares and Additional Shares, if any, to be sold by such Selling Stockholder hereunder, and upon sale and delivery of, and payment of the consideration for the Selling Stockholders’ Shares and Additional Shares to be sold by such Selling Stockholder as provided in this Agreement and the crediting of such Selling Stockholders’ Shares and Additional Shares to the “security account” or “security accounts” (as defined in Section 8-501(a) of the Uniform Commercial Code of the State of New York (the “UCC”)) of the Underwriters maintained with The Depository Trust Company (“DTC”), each of the Underwriters will become the legal owner of the Selling Stockholders’ Shares and Additional Shares purchased by it from such Selling Stockholder, free and clear of all Liens, and, assuming that none of the Underwriters has “notice of an adverse claim” (within the meaning of Section 8-105 of the UCC) with respect to such Shares, DTC will be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, each of the Underwriters will acquire a “security entitlement” (within the meaning of UCC Section 8-102(a)(17)) to the Shares purchased by such Underwriter from such Selling Stockholder, and no action based on any “adverse claim” (within the meaning of UCC Section 8-102(a)(1)) may be successfully asserted against such Underwriter with respect to such Securities. Certificates for all of the Shares to be sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Shares to the Underwriters pursuant to this Agreement subject to the terms of such Selling Stockholder’s Custody Agreement.
          (e) No Consent is required for the execution, delivery and performance by the Selling Stockholder of this Agreement or its Custody Agreement and Power of Attorney, or consummation by the Selling Stockholder of the transactions contemplated herein or therein, except (i) for the registration under the Securities Act of the Shares and such consents as may be required under the state or foreign securities laws, the blue sky laws of any jurisdiction, the by-laws and rules of the NASD or NASDR in connection with the purchase and distribution of such Selling Stockholder’s Shares and such Selling Stockholder’s Additional Shares by the Underwriters, each Consent of which has been obtained and is in full force and effect, (ii) for each Consent which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of the Selling Stockholder to consummate the Offering or any transaction contemplated by this Agreement, the Custody Agreement or the Power of Attorney (a “Selling Stockholder Material Adverse Effect”) and (iii) if the Selling Stockholder is an entity, such Consents as may be applicable under the Selling Stockholder’s charter, bylaws, operating agreement, partnership agreement or other organizational documents, which Consent has been obtained.
          (f) The execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by such Selling Stockholder and consummation of any of the other transactions contemplated herein and therein by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will not (A) conflict with, result in a breach or violation of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to any law, statute, rule or regulation or the terms of any indenture or other agreement or instrument to which such Selling Stockholder is party or bound, or to which any of the property or assets of such Selling Stockholder is subject, or (B) if such Selling Shareholder is not a natural person, result in any violation of the provisions of any charter or bylaws or certificate of formation, trust agreement, partnership agreement, articles of partnership or other organizational documents, as applicable, of the Selling Stockholder, or (C) result in any violation or breach of any judgment, order, decree statute, rule or regulation applicable to such Selling Stockholder of any court or any public, governmental or regulatory agency or body, administrative agency or arbitrator having jurisdiction over such Selling Stockholder, except in the case of clauses (A) and (C) above as would not reasonably be expected to result in a Selling Stockholder Material Adverse Effect.
          (g) Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering of the Firm Shares and the Additional Shares, except for such rights as have been waived or which are described in the Registration Statement, the Pricing Prospectus and the Prospectus (and which have been complied with).

          (h) Such Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal, or other similar right, to purchase any of the Shares that are to be sold by the Company or any other Selling Stockholder to the Underwriters pursuant to this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement, the Pricing Prospectus or the Prospectus.
          (i) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Offering or, to such Selling Stockholder’s knowledge, any other arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates relating to the Underwriters’ compensation as determined by the NASD.
          (j) The Registration Statement complies, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will comply, in all material respects with the applicable provisions of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment thereof or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (x) in the case of the Registration Statement or any amendment thereto, not misleading and (y) in the case of the Prospectus or any amendment or supplements thereto, in light of the circumstances under which they were made, not misleading; provided, however, with respect to each Selling Stockholder, the representations and warranties set forth in this paragraph 2(j) apply only to the information under the caption “Principal and Selling Stockholders” which specifically relates to such Selling Stockholder in the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any further amendments or supplements thereto. Each Selling Stockholder has reviewed and is familiar with the Registration Statement, the Pricing Prospectus and the Prospectus and is not prompted to sell the Firm Shares and the Additional Shares, if any, to be sold by the Selling Stockholder by any information concerning the Company or any Subsidiary which is not set forth in the Registration Statement, the Pricing Prospectus and the Prospectus.
          (k) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or that would be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Firm Shares or Additional Shares, if any.
          (l) Such Selling Stockholder has not distributed and will not distribute, prior to the later of the Additional Closing Date, if any, and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares and the Additional Shares, if any, by the Selling Stockholders other than the Pricing Prospectus or the Prospectus.

          (m) The representations and warranties of such Selling Stockholder in its Custody Agreement and Power of Attorney are, and on the Closing Date and Additional Closing Date, if any, will be, true and correct.
     Any certificate signed by or on behalf of the Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder, severally and not jointly, to each Underwriter as to the matters covered thereby.
     3. Purchase, Sale and Delivery of the Shares.
     (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Stockholder, severally and not jointly, agree to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Stockholders, at a purchase price per share of $ 21.919, the number of Firm Shares set forth opposite their respective names on Schedule I hereto together with any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
     (b) Payment of the purchase price for, and delivery of certificates representing, the Firm Shares shall be made at the offices of Baker Botts L.L.P., or at such other place as shall be agreed upon by the Lead Managers and the Company, at 10:00 A.M., New York City time, on March 24, 2007, or such other time and date as the Lead Managers and the Company may agree upon in writing (such time and date of payment and delivery being herein called the “Closing Date”). Payment of the purchase price for the Firm Shares shall be made by wire transfer in same day funds to the Company and the Custodian (pursuant to each Selling Stockholder’s Power of Attorney and Custody Agreement), as the case may be, upon delivery of certificates for the Firm Shares to the Representatives through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Each Selling Stockholder severally and not jointly hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Firm Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement and Power of Attorney. Certificates for the Firm Shares shall be registered in such name or names and shall be in such denominations as the Lead Managers may request at least two business days before the Closing Date. The Company and the Custodian will permit the Lead Managers to examine and package such certificates for delivery at least one full business day prior to the Closing Date.
     (c) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholders listed on Schedule II hereto as selling Additional Shares, acting severally and not jointly, hereby grants to the Underwriters, acting severally and not jointly, the option to purchase up to 7,500,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company and the Selling Stockholders for the Firm Shares as set forth in this Section 3 above, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters, the respective numbers of Additional Shares obtained by multiplying the number of Additional Shares specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule II hereto and the denominator of which is the total number of Additional Shares (subject to adjustment by Bear Stearns to eliminate fractions). This option may be exercised at any time and from time to time, in whole or in part on one or more occasions, on or before the thirtieth day following the date of the Prospectus, by written notice from Bear Stearns to the Company and the Selling Stockholders. If the option is exercised in part, the Selling Stockholders, acting severally and not jointly, will sell the amount that is proportional to the total number of Additional Shares listed on Schedule II. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by Bear Stearns, when the Additional Shares are to be delivered (any such date and time being herein sometimes referred to as the “Additional Closing Date”); provided, however, that no Additional Closing Date shall occur earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Upon any exercise of the option as to all or any portion of the Additional Shares, each Underwriter, acting severally and not jointly, agrees to purchase from the Selling Stockholders the number of Additional Shares that bears the same proportion of the total number of Additional Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 11 hereof) bears to the total number of Firm Shares that the Underwriters have agreed to purchase hereunder, subject, however, to such adjustments to eliminate fractional shares as Bear Stearns in its sole discretion shall make.
     (d) Payment for the Additional Shares to be sold by the Selling Stockholders, if any, shall be made to or upon the order of the Selling Stockholders of the purchase price by wire transfer in Federal (same day) funds to the Selling Stockholders or the Custodian at the offices of Baker Botts L.L.P. (“Underwriters’ Counsel”), or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to the Representatives for the respective accounts of the Underwriters. Each Selling Stockholder severally and not jointly hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Additional Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement and Power of Attorney. Certificates for the Additional Shares shall be registered in such name or names and shall be in such denominations as the Lead Managers may request at least two business days before the Additional Closing Date. The Company and the Custodian will permit the Lead Managers to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.
     (e) The Company and the Selling Stockholders, severally and not jointly, acknowledge and agree that (i) the terms of this Agreement and the Offering (including the price of the Shares) were negotiated at arm’s length between sophisticated parties represented by counsel; (ii) no fiduciary, advisory or agency relationship between the Company, the Selling Stockholders and the Underwriters or between the Company and the Selling Stockholders has been created as a result of any of the transactions contemplated by this Agreement or the process leading to such transactions, irrespective of whether any Underwriter has advised or is advising any such party on other matters, (iii) the Underwriters’ obligations to the Company and the Selling Stockholders in respect of the Offering are set forth in this Agreement in their entirety and (iv) it has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Underwriters with respect to any such matters.
     4. Offering. Upon authorization of the release of the Firm Shares by the Lead Managers, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.
     5. Covenants of the Company; Covenants of the Selling Stockholders.
     (a) In addition to the other covenants and agreements of the Company contained herein, the Company further covenants and agrees with each of the Underwriters that:
          (i) The Company shall prepare the Prospectus in a form approved by the Lead Managers and file such Prospectus pursuant to, and within the time period specified in, Rule 424(b) and Rule 430A, 430B or 430C, as applicable, under the Securities Act; prior to the last date on which an Additional Closing Date, if any, may occur, the Company shall file no further amendment to the Registration Statement or amendment or supplement to the Prospectus to which the Lead Managers shall reasonably object in writing after being furnished in advance a copy thereof and given a reasonable opportunity to review and comment thereon; the Company shall notify the Lead Managers promptly (and, if requested by the Lead Managers, confirm such notice in writing) (A) when the Registration Statement and any amendments thereto become effective, (B) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (C) of the Company’s intention to file, or prepare any supplement or amendment to, the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, (D) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or, in each case, of the initiation or threatening of any proceedings therefore, (F) of the receipt of any comments from the Commission, and (G) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such stop order as soon as possible.

          (ii) If at any time when a prospectus relating to the Shares (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Pricing Disclosure Package (prior to the availability of the Prospectus) or the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing at the time of delivery of such Pricing Disclosure Package or Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the Pricing Disclosure Package, the Prospectus or the Registration Statement, the Company will notify the Lead Managers promptly and will prepare and file with the Commission an appropriate amendment or supplement (in form and substance reasonably satisfactory to the Lead Managers) that will correct such statement or omission or effect such compliance, and will use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as possible.
          (iii) The Company will not, without the prior consent of the Lead Managers, (A) make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except for any Issuer Free Writing Prospectus set forth in Annex X hereto and any electronic road show previously approved by the Lead Managers, or (B) file, refer to, approve, use or authorize the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Shares. If at any time any event shall have occurred as a result of which any Issuer Free Writing Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus as then amended or supplemented or would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act or the Rules and Regulations it shall be necessary at any time to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Lead Managers promptly and, if requested by the Lead Managers, will prepare and furnish without charge to each Underwriter an appropriate amendment or supplement (in form and substance reasonably satisfactory to the Lead Managers) that will correct such statement, omission or conflict or effect such compliance.
          (iv) The Company has complied and will comply with the requirements of Rule 433 with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to each such Issuer Free Writing Prospectus; and the Company has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433 under the Securities Act) in a manner that causes the Company not to be required, pursuant to Rule 433(d) under the Securities Act, to file with the Commission any road show.
          (v) The Company will promptly deliver to the Lead Managers and Latham & Watkins LLP (“Underwriters’ Counsel”), a signed copy of the Registration

Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five years after the date of filing. The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, any Issuer Free Writing Prospectus and all amendments of and supplements to such documents, if any as the Lead Managers may reasonably request. Prior to 10:00 A.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request.
          (vi) Promptly from time to time, the Company will use commercially reasonable efforts, in cooperation with the Lead Managers, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions, domestic or foreign, as the Lead Managers may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or entity or to execute a general consent to service of process in any jurisdiction in which it is not currently qualified as a foreign corporation or entity.
          (vii) The Company will make generally available to its security holders as soon as practicable, but in any event not later than the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the effective date of the Registration Statement, or, if such fiscal quarter is the last quarter of the Company’s fiscal year, the 90th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such effective date (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).
          (viii) During the period of 180 days from the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of Bear Stearns, the Company (A) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security, or make any public announcement of any of the foregoing, (B) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the Rules and Regulations) with respect to any Relevant Security, and (C) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration, other than (a) the sale of Shares as contemplated by this Agreement and (b) the Company’s grant of any Common Stock or other awards under the Company’s equity incentive plans, each as described in the Registration Statement and the Pricing Prospectus. Without the prior written consent of the Lead Managers, the Company will not file a registration statement with respect to a Relevant Security under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for registration statements on Form S-8 relating to employee benefit plans, registration statements regarding rescission offers which are described in the Registration Statement, Preliminary Prospectus and Prospectus, a registration statement on Form S-4 relating to the exchange of the Company’s senior notes or other transactions under Rule 145.
     Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by the immediately preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Bear Stearns waives, in writing, such extension. The Company will provide Bear Stearns and any co-managers, each officer and director of the Company, each Selling Stockholder and each stockholder listed on Schedule IV attached hereto with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.
          (ix) During the period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to you as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed. All filings by the Company with the Commission on EDGAR website shall constitute delivery for purposes of this section.
          (x) The Company will use its reasonable best efforts to list the Shares on the NYSE and maintain the listing of the Shares on the NYSE.
          (xi) The Company will apply the net proceeds from the sale of the Shares as set forth under the caption “Use of Proceeds” in the Registration Statement, the Pricing Prospectus and the Prospectus.
          (xii) The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offer or sale of the Shares pursuant to the Offering, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Rules and Regulations within the time periods required thereby.
          (xiii) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462 by 10:00 p.m. (Eastern time), on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

          (xiv) The Company will not take, and will use its reasonable best efforts to cause its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.
     (b) Each Selling Stockholder covenants and agrees, severally and not jointly, with each Underwriter:
          (i) To deliver to the Lead Managers prior to the Closing Date, a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States Person) or Form W-9 (if the Selling Stockholder is a United States Person), which in each case may be replaced by any other applicable form or statement specified by Treasury Department regulations in lieu thereof;
          (ii) To notify promptly the Company and the Lead Managers if, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, such Selling Stockholder has knowledge of the occurrence of any event as a result of which the Pricing Disclosure Package (prior to the availability of the Prospectus) or the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, with respect to each Selling Stockholder, the covenants set forth in this paragraph 8(b)(ii) apply only to the information under the caption “Principal and Selling Stockholders” which specifically relates to such Selling Stockholder in the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any further amendments or supplements thereto.
          (iii) To cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time and to do and perform all things to be done and performed under this Agreement prior to the Closing Date and the Additional Closing Date, if any, and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement;
          (iv) To pay or to cause to be paid all transfer taxes, stamp duties and other similar taxes with respect to the Shares, if any, to be sold by such Selling Stockholder; and
          (v) To deliver to the Lead Managers on or prior to the date of this Agreement each lock-up agreement referenced in Section 8(m) hereof.
          (vi) Such Selling Stockholder has not, prior to the execution of this Agreement, distributed any “prospectus” (within the meaning of the Securities Act) or offering material in connection with the offering or sale of the Shares other than the Registration Statement and the Pricing Prospectus, and will not, at any time on or after the execution of this Agreement, distribute any “prospectus” (within the meaning of the Securities Act) of offering material in connection with the offering or sale of the Shares other than the Pricing Prospectus and the then most recent Prospectus.
     (c) Each Selling Stockholder covenants and agrees severally and not jointly with the Company that, subject to the terms and conditions set forth in the Power of Attorney, each Attorney-in-Fact is authorized to execute and deliver this Agreement, and any certificates, opinions or other documents that may be required pursuant to this Agreement on behalf of such Selling Stockholder, to sell, assign and transfer to the Underwriters the Shares to be sold by such Selling Stockholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Stockholder, as provided in Section 3 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder, to accept payment therefore, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement.
     6. Covenant of the Underwriters. Each Underwriter, severally and not jointly, covenants and agrees with the Company that such Underwriter will not use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) without the prior written consent of the Company if such Underwriter’s use of or reference to such “free writing prospectus” would require the Company to file with the Commission any “issuer information” (as defined in Rule 433 under the Securities Act).
     7. Payment of Expenses. Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering; (iii) the cost of producing this Agreement and any agreement among Underwriters, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state or foreign securities or blue sky laws as provided in Section 4(f), hereof including the reasonable and actual fees and disbursements of one outside counsel for the Underwriters in connection with such qualification or offering and in connection with any blue sky survey; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the Offering; (vi) all fees and expenses in connection with listing the Shares on the NYSE; (vii) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares; and (viii) any stock transfer taxes incurred in connection with this Agreement or the Offering, other than those to be paid by the Selling Stockholders in accordance with this Agreement. The Company also will pay or cause to be paid: (x) the cost of preparing stock certificates representing the Shares; (y) the cost and charges of any transfer agent or registrar for the Shares; and (z) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that except as provided in Sections 9, 10 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes on resale of any of the Shares by them. In addition, the Company and the Underwriters agree that, upon the mutual agreement of the parties, the Underwriters will reimburse the Company for certain of the costs and expenses set forth in this Section 7.
     8. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 8, “Closing Date” shall refer to the Closing Date for the Firm Shares and for the Selling Stockholders any Additional Closing Date, if different, for the Additional Shares), to the performance by the Company of all of its obligations hereunder, and to each of the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no stop order suspending or preventing the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, shall have been issued by the Commission and no proceedings therefor shall have been initiated or, threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to the Lead Managers’ reasonable satisfaction; if the Company has elected to rely on Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m. (Washington, D.C. time) on the date of this Agreement or at such later time and date as shall have been consented to by the Lead Managers in writing; and all necessary regulatory or stock exchange approvals shall have been received.
     (b) At the Closing Date the Lead Managers, on behalf of the Underwriters, shall have received the written opinion of Baker Botts L.L.P., counsel for the Company, dated the Closing Date and addressed to the Underwriters, in the form of Annex I hereto.
     (c) At the Closing Date the Lead Managers, on behalf of the Underwriters, shall have received the written opinion of Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, dated the Closing Date and addressed to the Underwriters, in the form of Annex II hereto.
     (d) At the Closing Date the Lead Managers, on behalf of the Underwriters, shall have received the written opinion of Patton Boggs LLP., counsel for Royal Street, dated the Closing Date and addressed to the Underwriters, in the form of Annex III hereto.
     (e) At the Closing Date, the Lead Managers, on behalf of the Underwriters, shall have received the written opinion of Vinson & Elkins LLP, counsel for each of the Selling Stockholders other than M/C Venture Partners, et al, Madison Dearborn Capital

Partners IV, L.P. and TA Associates, et al, each dated the Closing Date, addressed to the Underwriters, in the form of Annex IV.
     (f) At the Closing Date, the Lead Managers, on behalf of the Underwriters, shall have received the written opinion of Mayer, Brown, Rowe & Maw LLP, counsel for M/C Venture Partners, each dated the Closing Date, addressed to the Underwriters, in the form of Annex V.
     (g) At the Closing Date, the Lead Managers, on behalf of the Underwriters, shall have received the written opinion of Goodwin Procter LLP, counsel for Madison Dearborn Capital Partners IV, L.P. and TA Associates, et al, each dated the Closing Date, addressed to the Underwriters, in the form of Annex VI.
     (h) At the Closing Date, the Lead Managers, on behalf of the Underwriters, shall have received the written opinion of Underwriters’ Counsel, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Lead Managers, with respect to the issuance and sale of the Shares, the Registration Statement, the Pricing Disclosure Package, the Prospectus and such other matters as the Lead Managers may require, and the Company shall have furnished to Underwriters’ Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.
     (i) At the Closing Date the Lead Managers, on behalf of the Underwriters, shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, in the form of Annex VII hereto.
     (j) At the time this Agreement is executed and at the Closing Date, the Lead Managers shall have received a comfort letter, from Deloitte & Touche LLP, independent public accountant for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Underwriters and in the form of Annex VIII.
     (k) (i) Neither the Company, the Subsidiaries, nor to the Company’s knowledge after due inquiry, Royal Street shall have sustained, since the date of the latest audited financial statements included in the Pricing Prospectus, any loss or interference with its business or properties from fire, explosion, flood, hurricane, accident or other calamity, or from any labor dispute or any legal or governmental proceeding, other than as set forth in the Pricing Prospectus (exclusive of any supplement thereto); and (ii) subsequent to the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto subsequent to the date hereof) or the Pricing Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt or material increase in the short-term debt of the Company or any Subsidiary or any change or any development involving a change in the business, financial condition, results of operations, properties or prospects of the Company, Royal Street and the Subsidiaries, individually or taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Lead Managers, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Pricing Prospectus (exclusive of any such supplement).

     (l) On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or the Company’s financial strength or claims paying ability by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or the Company’s financial strength or claims paying ability.
     (m) The Lead Managers shall have received a duly executed lock-up agreement from each person who is a director or officer of the Company, each Selling Stockholder and each other shareholder and other person or entity listed on Schedule IV hereto, in each case substantially in the form attached hereto as Annex IX.
     (n) At the Closing Date, the Shares shall have been approved for listing upon notice of issuance on the NYSE.
     (o) Prior to or by the Closing Date, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements for the Offering.
     (p) At the Closing Date, you shall have received a certificate of an authorized representative of the Selling Stockholders, dated the Closing Date, to the effect that the representations and warranties of the Selling Stockholders set forth in Section 2 hereof are accurate and that each of the Selling Stockholders has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.
     (q) The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.
     If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters’ Counsel pursuant to this Section 8 shall not be satisfactory in form and substance to the Lead Managers and to Underwriters’ Counsel, all obligations of the Underwriters hereunder may be cancelled by the Lead Managers at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by the Lead Managers at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.
     9. Indemnification.
     (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable outside attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, as originally filed or any amendment thereof, or the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or (B) in any other materials or information provided to investors by, or with the approval of, the Company in connection with the Offering, including in any “road show” (as defined in Rule 433 under the Securities Act) for the Offering (“Marketing Materials”), or (ii) the omission or alleged omission to state (A) in the Registration Statement, as originally filed or any amendment thereof, a material fact required to be stated therein or necessary to make the statements therein, not misleading, or (B) in the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use therein. The parties agree that such information provided by or on behalf of any Underwriter consists solely of the material referred to in Section 18 hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.
     (b) Each Selling Stockholder, severally and not jointly, shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable outside attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact relating to such Selling Stockholder contained in the Registration Statement, as originally filed or any amendment thereof, or the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact relating to such Selling Stockholder required to be stated therein or necessary to make (i) the statements in the Registration Statement, as originally filed or any amendment thereof, not misleading, or (ii) the statements in the Pricing Disclosure Package, or the Prospectus, or any supplement thereto or amendment thereof, in light of the circumstances in which they were made, not misleading provided, however, that such Selling Stockholder will be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, it being agreed that the only such information is that which is included under the heading “Security Ownership of Principal and Selling Stockholders” which relates to such Selling Stockholder; and; provided further, however, that in no such case shall any Selling Stockholder be liable or responsible for any amount in excess of the proceeds (net of the underwriting discount but before deducting other expenses) applicable to the Shares sold by such Selling Stockholder pursuant to the transactions contemplated hereby. This indemnity agreement will be in addition to any liability that any Selling Stockholder may otherwise have including under this Agreement.
     (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Selling Stockholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to outside attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount and commissions applicable to the Shares to be purchased by such Underwriter hereunder. The parties agree that such information provided by or on behalf of any Underwriter through the Lead Managers consists solely of the material referred to in Section 18 hereof.
     (d) Promptly after receipt by an indemnified party under subsections (a), (b) or (c) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 9 to the extent that it is not materially prejudiced as a result thereof or otherwise has notice of any such action, and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense, in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party to be charged in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded based on the advice of counsel, that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses incurred by outside counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a), (b) and (c) above shall only be liable for the legal expenses of one firm of attorneys (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 9 or Section 10 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding, (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations under this Agreement with respect to such settlement, compromise or judgment. No indemnifying party shall be liable for any settlement or compromise effected without its prior written consent, such consent not to be unreasonably withheld or delayed. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the indemnified party with respect to all third parties, firms, corporations or entities relating to the matter for which indemnification has been made.
     10. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 9 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and any Selling Stockholder, any contribution received by the Company and any Selling Stockholder from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, any Selling Stockholder and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or a Selling Stockholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters further agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any outside attorney’s fees or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 10, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) no Selling Stockholder shall be required to contribute an amount in excess of the product of (A) the number of Shares sold by such Selling Stockholder, and (B) the initial public offering price of the Shares as set forth in the Prospectus, net of underwriting discounts and commissions. For purposes of this Section 10, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and any Selling Stockholder, as applicable, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 10 or otherwise. No party shall be liable for contribution with respect to any settlement of any losses, claims, damages, liabilities or expenses under this Section 10 if such settlement was effected by the parties seeking contribution without the contributing party’s prior written consent, such consent not to be unreasonably withheld or delayed. The obligations of the Selling Stockholders to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have sold hereunder and not joint. The obligations of the Underwriters to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares to be purchased by each of the Underwriters hereunder and not joint.
     11. Underwriter Default.
     (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates (the “Default Shares”) do not (after giving effect to arrangements, if any, made by the Lead Managers pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company and the Selling Stockholders that number of Default Shares that bears the same proportion of the total number of Default Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as the Lead Managers in their sole discretion shall make.
     (b) In the event that the aggregate number of Default Shares exceeds 10% of the number of Firm Shares or Additional Shares, as the case may be, the Lead Managers may in their discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the excess Default Shares on the terms contained herein which other party or parties shall be approved by the Company, such approval not to be unreasonably withheld. In the event that within five calendar days after such a default the Lead Managers do not arrange for the purchase of the excess Default Shares as provided in this Section 10, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Additional Shares, shall thereupon terminate, without liability on the part of the Company or the Selling Stockholders with respect thereto (except in each case as provided in Sections 7, 9, 10, 13 and 14(d)) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company and the Selling Stockholders for damages occasioned by its or their default hereunder.
     (c) In the event that any Default Shares are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Lead Managers or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.
     12. Default by Selling Stockholders.
     (a) If any Selling Stockholder or Selling Stockholders shall default in its or their obligation to sell and deliver any Shares hereunder, and one or more of the other Selling Stockholders shall not have assumed and complied with such defaulting Selling Stockholder’s obligations, then the Lead Managers may, by notice to the Company, terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 2, 7, 9, 10, 13 and 14 hereof shall remain in full force and effect. No action taken pursuant to this Section 12 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.
     (b) In the event that such default occurs and the Company and Underwriters agree to proceed with the Offering, then the Underwriters may, at the option of the Lead Managers, or the Company shall have the right, in each case by notice to the other, to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable; and in no event shall the Company be obligated to increase the number of Shares it is required to sell hereunder.
     13. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Company and the Selling

Stockholders contained in this Agreement or in certificates of officers of the Company or any Subsidiary or of the Selling Stockholders submitted pursuant hereto, including the agreements contained in Section 5 and 6, the indemnity agreements contained in Section 9 and the contribution agreements contained in Section 10, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company or any Selling Stockholder, any of their officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 6, 9, and 15 hereof shall survive any termination of this Agreement, including termination pursuant to Section 11, 12 or 14 hereof.
     14. Effective Date of Agreement; Termination.
     (a) This Agreement shall become effective when the duly authorized representatives of the parties hereto have executed and delivered this Agreement.
     (b) The Bear Stearns shall have the right to terminate this Agreement at any time prior to the Closing Date or to terminate the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if, at or after the Applicable Time, (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of Bear Stearns will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) a suspension or material limitation in trading in securities generally on the NYSE or Nasdaq shall have occurred; or (iii) a suspension or material limitation in trading in the Company’s securities on NYSE shall have occurred; or (iv) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (v) any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; or (vi) (A) there shall have occurred any material outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in (A) or (B), in the judgment of Bear Stearns, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated in this Agreement and by the Prospectus.
     (c) Any notice of termination pursuant to this Section 14 shall be in writing and delivered in accordance with Section 15 hereof.
     (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein related to the Company is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to written demand by Bear Stearns, reimburse the Underwriters for all out-of-pocket expenses (including the reasonable and actual fees and out-of-pocket expenses of their outside counsel), incurred by the Underwriters in connection herewith.
     15. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:
     (a) if sent to any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Stephen Parish, Senior Managing Director, Equity Transactions Group, with a copy to Underwriter’s Counsel at Latham & Watkins LLP, 885 Third Avenue, New York, NY 10002, Attention: Marc D. Jaffe, Esq.;
     (b) if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement;
     (c) if sent to the Selling Stockholders, shall be mailed, delivered or faxed and confirmed in writing to the Custodian c/o the Company;
     provided, however, that any notice to an Underwriter pursuant to Section 9 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to the Lead Managers, which address will be supplied to any other party hereto by the Lead Managers upon request. Any such notices and other communications shall take effect at the time of receipt thereof.
     16. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the Selling Stockholders and the controlling persons, directors, officers, employees and agents referred to in Sections 9 and 10 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.
     17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.
     18. Information Provided by Underwriters. The parties acknowledge and agree that, for purposes of Sections 1(b), 1(c), and 9 hereof, the information provided by or on behalf of any Underwriter consists solely of the material included in the statements set forth in the first paragraph under the subcaption “Commissions and Discounts” and in the first two paragraphs under the subcaption “Price Stabalization, Short Positions and Penalty Bids” in the Prospectus.
     19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.
     20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
     21. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
[signature page follows]

     If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours, METROPCS COMMUNICATIONS, INC.
By:	/s/ Roger D. Linquist
	Name:	Roger D. Linquist
	Title:	President and Chief Executive Officer

SELLING STOCKHOLDERS Each of the selling stockholders named in Schedule II
By:	/s/ Roger D. Linquist
	Name:	Roger D. Linquist
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II.

Accepted as of the date first above written and acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

BEAR, STEARNS & CO. INC.

By:	/s/ Stephen Parish
Name: Stephen Parish
Title: Senior Managing Director

BANC OF AMERICA SECURITIES LLC

By:	/s/ Thomas Morrison

Name: Thomas Morrison
Title: Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Mandar Donde

Name: Mandar Donde
Title: Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Carl D. Levin

Name: Carl D. Levin
Title: Vice President

SCHEDULE I

		Number of Additional
	Total Number of Firm	Shares to be Purchased if
Underwriter	Shares to be Purchased	Option is Fully Exercised
Bear, Stearns & Co. Inc.	15,000,000	2,250,000
Banc of America Securities LLC	9,000,000	1,350,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	9,000,000	1,350,000
Morgan Stanley & Co. Incorporated	7,500,000	1,125,000
UBS Securities LLC	3,500,000	525,000
Wachovia Capital Markets, LLC	2,500,000	375,000
Thomas Weisel Partners LLC	2,500,000	375,000
Raymond James & Associates, Inc.	1,000,000	150,000

Total	50,000,000	7,500,000

SCHEDULE II

		Additional
		Shares if
	Firm	Option is
	Shares	Fully
SELLING STOCKHOLDERS	Offered	Exercised
Roger D. Linquist	245,454	147,393
J. Braxton Carter	46,809	1,083
Robert A. Young	116,910	2,580
Mark A. Stachiw	66,000	—
First Plaza Group Trust	658,788	395,595
M/C Venture Partners, et al	2,546,484	200,553
Madison Dearborn Capital Partners IV, L.P., et al	2,598,483	1,590,408
TA Associates, et al	2,605,283	2,573,874
Benjamin Adams	25,377	—
Rodrigo E. Aguila	900	—
Damian A. Alarcon	66	39
Karen L. Albregts	1,500	—
Suzanne E. Alexander	474	—
Jeffery S. Allen	180	—
William S. Allen	180	—
Jose G. Amaya	231	—
Kifle Amha	1,383	—
Michael V. Anderson	25,542	—
Mariteri Arencibia	309	—
Daniel F. Artuso	900	—
David J. Arute	4,050	—
Ruben Asmod	180	—
Jim Atkinson	498	297
Danish Banga	180	—

		Additional
		Shares if
	Firm	Option is
	Shares	Fully
SELLING STOCKHOLDERS	Offered	Exercised
Carl Barnes	459	—
Ronald D. Barnett	24	—
Robert G. Barrett	2,820	—
Battery Ventures III, L.P.	394,509	236,898
Richard K. Becker Sr.	909	—
John G. Beke	180	—
Matthew T. Bell	2,463	—
Bell Atlantic Master Trust	2,346	2,085
Craig L. Benn	5,251	3
Dena Bishop	6,678	—
Darlene BonDurant	1,665	—
Michael Bordonaro	3,600	—
Midori M. Boudreau	24	—
Fred R. Boughton	969	—
Shervett D. Bowman	24	—
BP Master Trust for Employee Pension Plans	83,628	113,838
Valandria Braggs	48	30
Marc A. Bramlett	5,568	—
Abigail R. Brathwaite	180	—
Robert E. Brennan	1,380	—
Greg Brewer	180	—
John J. Brierley	180	—
Shannon C. Briggs	4,674	—
Anthony J. Brooks	1,242	—
Carl V. Brown	474	—

		Additional
		Shares if
	Firm	Option is
	Shares	Fully
SELLING STOCKHOLDERS	Offered	Exercised
Shanique R. Brown	24	—
Daryl A. Browning	372	—
Vicki L. Browning	186	—
Tracy L. Buck	450	—
Brian R. Bunch & Tara S. Trask, Trustees or Successors, Trustees of the Bunch/Trask 2004 Family Trust 1/22/2004	711	429
Stephen P. Burns	4,101	—
Ruth B. Burton	2,229	—
David L. Calhoun	1,029	—
CALSTRS	138,783	188,916
Christopher R. Cammerer	180	—
Scott P. Campbell	498	—
Heather L. Campbell 1999 Irrevocable Trust	31,659	19,014
Samuel V. Cantrell	180	—
Victor A. Cardenas	561	—
Shvon L. Carraway	27	—
Sharon L. Cary	16,743	—
Edward Castaneda	594	—
Nelson Castoire	2,481	—
Mercedes E. Castro	507	—
Janan M. Chandler	84	—
Kelly Charles-Smith	615	—
Jamie J. Chatterton	8,832	—
Amos Cherfrere	918	—
Andrew I. Chong	24	—
Morgan Chong	18	9
Viviana Cifuentes	177	—

		Additional
		Shares if
	Firm	Option is
	Shares	Fully
SELLING STOCKHOLDERS	Offered	Exercised
Nathaniel R. Clay	180	—
Steven T. Cochran	14,007	—
Antonio M. Compania	570	—
Ainsworth O. Coombs	1,188	—
Euthan R. Coombs	180	—
Albert Cordell	705	—
Elizabeth I. Cordova	642	—
Ramon Coriano	24	—
John D. Coursey	186	—
Joseph A. Creavalle	1,023	—
Wayne B. Cross	180	—
Steven L. Crosser	510	—
Wayne N. Cuvin	801	—
George A. Davis	180	—
Todd S. Dawson	510	—
Jeffrey E. Dean	180	—
Jaime DeFreitas	1,038	—
Eric L. Delgadillo	180	—
Joseph S. Denaro	597	—
Brian Dickerson	510	—
Rachel R. Dickison	159	—
Julie M. Divird	3,240	—
Amanda J. Loverde Dobbs	51	30
James Dolan	465	—
Orlando A. Donehue	585	—

		Additional
		Shares if
	Firm	Option is
	Shares	Fully
SELLING STOCKHOLDERS	Offered	Exercised
Drake & Co. a/c of Citiventure Private Part III Ltd	162,090	110,721
Drake & Co. as nominee for Evermore Corp.	11,175	10,578
Drake & Co. as nominee for Shirley Wong Shun Yee	11,175	10,578
David E. Dumas	600	—
Douglas R. Dumas	180	—
Damon O. Dye	186	—
Dynamic Towers, Inc.	138	84
Nicole S. Earnhart	3,096	—
Michael Eaves	333	—
Michael and Sandra Ehrlich	1,830	1,101
Marla P. Emanuel	453	—
Abraham O. Eseku	363	—
Adrian Estrada	1,356	—
Karen M. Eubanks	510	—
Christopher M. Evans	618	—
Beverly F. Everett	510	—
Sara B. Farmer	417	—
James R. Faught	180	—
Russell C. Filbey	192	117
Tina M. Fisher	300	—
Focus & Co. for Baxter International Corp.	1,170	1,044
Penny B. Forman	645	—
Paula C. Franquiz	171	—
Alan T. Freese	801	—
Albert C. Freischmidt	180	—
Julie S. Furukawa	300	—

		Additional
		Shares if
	Firm	Option is
	Shares	Fully
SELLING STOCKHOLDERS	Offered	Exercised
Andres E. Garcia	744	—
David Garcia	339	—
Melinda Gardiner	225	—
Leon C. Garza	43,500	—
Christopher T. Gayle	204	—
Robert Gerard	9,657	5,799
Curt P. Gervelis	510	—
Dan J. Getz	180	—
Robert Geyer	1,428	—
Shannon W. Godwin	180	—
Joseph A. Goettel	180	—
Jose L. Gonzalez	549	—
Rudolph Gonzalez	180	—
Maria Graciano	291	—
Tiffany Y. Grant	147	—
Herbert C. Graves	57,483	—
Boyden C. Gray	28,455	17,088
Louis L. Greene	1,356	—
Katherine J. Greenley	114	69
Rakesh Gupta, M.D.	7,665	10,434
Mesut Guven	570	—
John A. Guzman	540	—
Brian H. Habermann	180	—
Michael F. Haggerty	171	102
David C. Halcom	180	—

		Additional
		Shares if
	Firm	Option is
	Shares	Fully
SELLING STOCKHOLDERS	Offered	Exercised
Byron F. Hall	180
David W. Hall	24	—
Timothy L. Hammond	1,362	—
HarbourVest Venture Partners III, L.P.	9,381	8,340
HarbourVest Venture Partners V Venture Partnership Fund L.P.	2,007	1,788
HarbourVest Venture Partners V Parallel Partnership Fund L.P.	333	297
Kimberly A. Harden	180	—
Christy Harris	2,631	—
Diane K. Hart	1,497	—
Robert Harteveldt	1,143	687
Vaughn E. Hartman	510	—
Kevin M. Hayes	339	—
William S. Heatly	510	—
Damein G. Henry	120	—
Kathryn A. Henson	378	—
Harold C. Herrington Jr.	579	—
Ronald Hersch	1,143	687
Jill A. Hershman	180	—
Betty Jean Hickman	762	459
Cherry A. Hill	180	—
Lucas C. Hodges	630	—
Terry C. Houston	180	—
Melinda Hudson — Zambrano	471	—
Mary V. Hughes	558	—
Robert S. Huntley	180	—
Alex Huntziker	495	—

		Additional
		Shares if
	Firm	Option is
	Shares	Fully
SELLING STOCKHOLDERS	Offered	Exercised
Charles Hurlbrink	1,857	—
Joseph A. Ingellis	5,670	—
William M. Inouye	3,801	—
Sudha Jagannath	510	—
La Monica D. James	1,170	—
Louise C. Jensen	507	306
Scott T. Jensen	381	228
Michael Jimenez	180	—
Brent M. Johnson	1,596	—
Jill R. Johnson	1,587	—
Michael L. Johnson	9,906	—
Michelle L. Johnson	2,760	—
Sharisse A. Johnson	3,000	—
Susan E. Johnson	351	—
Brian C. Jones	1,257	—
Rodrick V. Jones	1,284	—
Robert D. Jordan	180	—
Marissa S. Jubert	180	—
Derek L. Judie	180	—
Brandon L. Kannier	831	—
David Kaplan	1,602	960
KCLINQ Partnership	16,695	19,032
Douglas M. Keck	384	—
Fethia A. Kedir	750	—
Raymond N. Kelland	1,134	—

		Additional
		Shares if
	Firm	Option is
	Shares	Fully
SELLING STOCKHOLDERS	Offered	Exercised
Jana R. Kelly	3,900	—
William D. Kent	711	—
Chris P. Key	1,689	—
Dennis M. Key	13,569	3
Key Principal Partners, LLC	351,516	478,485
Thomas C. Keys	48,810	—
Barbara J. King	3,480	—
Jana L. Klebacha	1,008	—
Alla Kolonskaya	180	—
Stephen Kraut	615	—
Jeremy M. Lacy	180	—
Patrick J. Lacy	180	—
Stephanie D. Lanning	180	—
Juanito E. Latayan	1,242	—
William E. Lathlean	3,498	—
Tonya R. Lattimer	180	—
Leckwith Property Ltd.	11,175	10,578
Robert P. LeFeve	180	—
Adam C. Levitt	72	—
Ira D. Levy	23,094	—
Barry B. Lewis	24,900	16,407
John S. and Elizabeth H. Lewis Family Partnership, L.P.	195	171
John S. Lewis and Elizabeth H. Lewis, Trustees of the John S. and Elizabeth H. Lewis Living Trust DTD 1/28/97	1,923	1,950
Michelle D. Linquist	4,080	—
Corey A. Linquist	15,000	—
Todd Linquist	8,819	5,296

		Additional
		Shares if
	Firm	Option is
	Shares	Fully
SELLING STOCKHOLDERS	Offered	Exercised
Laura S. Linton	180	—
John R. Lister	3,459	2,076
Charles K. Littleton	180	—
Thomas J. Lively	180	—
Albert S. Loverde	43,599	—
Ginger L. Loverde	1,500	—
Michael D. Loverde	6,000	—
Patrick A. Loverde	330	201
John C. Luna	6,090	—
Rosalynn Ly	24	—
Carolyn Lynch	180	—
Ralph L. Mack	1,815	1,089
Steven J. Madson	3,375	—
Andrew J. Mah	180	—
Elliott A. Mahone	2,025	—
Desiree D. Malana	180	—
Megan Mann	468	—
Maracana Investment Pte. Ltd.	277,572	377,832
Gabriel Mariscal	777	—
Patrick Markey	462	264
Lauren A. Marlowe	24	—
Brian D. Marr	180	—
Gregory Mason	411	—
Master Goal Limited	11,175	10,578
Benjamin M. Maviglia	180	—

		Additional
		Shares if
	Firm	Option is
	Shares	Fully
SELLING STOCKHOLDERS	Offered	Exercised
Eric R. McCormick	1,392	—
Joseph T. McCullen, Jr.	11,454	5,046
Cheryl L. McFall	180	—
Chris McGowan	7,017	—
Diane M. McKenna	10,680	—
Michelle A. McKenzie Watson	180	—
Paul E. McMeen	3,501	—
Jeffrey B. Medinger	4,596	—
Luis J. Mendoza	360	—
Jose M. Mercado	522	—
Aziz Merchant	180	—
Robin C. Miesen	1,239	—
Mitzi L. Mitchell	1,314	—
Mitsui & Co., Ltd.	8,388	5,034
Alejandro Molano	165	—
Ezra E. Monroe	180	—
Gregory L. Monroe	180	—
Jay H. Moore	180	—
Kayan M. Moore	180	—
Steven C. Moore	1,530	—
Juan Moragas	31,155	696
Linda M. Morgan	717	—
Andrew J. Mosney	10,044	—
Gerald V. Moulder Jr.	180	—
Donald Mullen	1,413	879
Matthew R. Murany	180	—

		Additional
		Shares if
	Firm	Option is
	Shares	Fully
SELLING STOCKHOLDERS	Offered	Exercised
Dana J. Napoli	327	—
David J. Narvaez	180	—
Gary A. Nelson	384	—
Kevin S. Nelson	2,760	—
New York Life Insurance Co.	34,962	20,994
Moriah L. Noceti	27	—
Jose L. Nolasco	180	—
Hope P. Norris	510	—
Michael D. O’Bannon	180	—
Peter O. Odweso	180	—
Jason N. Olson	180	—
Rosemarie Orrell	14,625	—
Eugene Ortiz	456	—
William J. Palaich	3,117	—
Chiayen Pang-Dujsik	1,200	—
Wendy K. Pantazis	180	—
Terry G. Parker	180	—
Anton T. Parks	309	—
Mark P. Parrott	510	—
George Parsons	312	—
Samir Patel	264	—
Anne L. Pattee	4,314	2,592
Gordon B. Pattee	4,269	2,565
Steven Patterson	1,500	—
Larry G. Patteson	612	—

		Additional
		Shares if
	Firm	Option is
	Shares	Fully
SELLING STOCKHOLDERS	Offered	Exercised
Harold Patton	339	—
Pecan Valley Partners, Ltd	16,638	9,993
Antrell Pender	180	—
Jay Pendleton	2,760	—
Pension Reserves Investment Management Board	4,692	4,173
Jimmy W. Peredo	180	—
Cedric V. Peterson	900	—
Ralph A. Piacente	1,800	—
Joseph S. Piazza Jr.	180	—
Brian C. Platenburg Sr.	1,011	—
Matthew Poole	90	—
Nathan A. Poole	522	—
John P. Powers	48,000	—
Phalynn M. Powers	1,263	—
Stewart Pratt	2,946	—
Primus Capital Fund III, LP	255,781	251,303
Primus Capital Fund V, LP	194,362	190,960
Primus Executive Fund V, LP	3,667	3,603
Jennifer L. Pyn	570	—
Carolina E. Quigley	180	—
Gerald L. Rausch	2,760	—
Mhamed Rebgui	180	—
Kimberly L. Reina	2,010	—
Takinya L. Rembert	24	—
Kevin J. Resch	1,074	—
Aixa S. Reynolds	291	—

		Additional
		Shares if
	Firm	Option is
	Shares	Fully
SELLING STOCKHOLDERS	Offered	Exercised
Michael W. Reynolds	324	—
Juana L. Reynoso	180	—
Charles B. Rice	8,202	—
Marlon A. Richards	1,800	—
Howard M. Ridenour	180	—
Elizabeth K. Riley	900	—
Kathleen S. Roche	384	—
Travis L. Rodgers	978	—
Carl Rooney	180	—
Roundrock 72 Partnership, Ltd.	17,905	10,754
Kersten B. Rutherford	687	—
Mandy D. Rybicki	510	—
John Holt Sandel	1,386	831
Sani Holdings, Ltd. (Bahamas)	29,466	17,694
Jose L. Santana	180	—
Sheila F. Scaggs Teter	6,000	—
Curtis Schade	1,143	687
David Schoenthal	1,374	1,290
David F. Seale	480	—
Randy W. Seibert	180	—
Jean Sellers	510	—
Tirrell J. Shackelford	180	—
Kayum A. Shaikh	180	—
Douglas Sharon	1,461	876
William D. Shea	3,390	—

		Additional
		Shares if
	Firm	Option is
	Shares	Fully
SELLING STOCKHOLDERS	Offered	Exercised
Jiun J. Shen	150	—
Debra M. Sherwood-Smith	180	—
Stephen M. Shiflet	150	—
Randi L. Sidgmore, Personal Representative of John Sidgmore Estate	4,116	2,472
Jeremy T. Silber	942	—
Silver Creek Ventures II LP	18,948	11,379
Ryan G. Simpson	600	—
William S. Simpson	456	276
Ronald E. Sims, Jr.	180	—
Chad R. Singleton	180	—
Andrew M. Smith	2,760	—
Brian R. Smith	180	—
Cynthia G. Smith	180	—
Kenneth H. Smith	2,550	—
Debbie Smith	30	18
John M. Smith	945	—
Rebecca A. Snowden	510	—
Juan V. Sotomayor	1,689	—
Dawn A. Souza	645	—
Rhett Staehling	600	—
Tim W. Stanwix	180	—
Leona M. Stark	24	—
Fitzroy A. Stephens	231	18
Petr G. Stetka	180	—
Donna A. Stoner	300	—
Sheryl D. Stoutenboro	606	—

		Additional
		Shares if
	Firm	Option is
	Shares	Fully
SELLING STOCKHOLDERS	Offered	Exercised
Eric A. Stringer	180	—
Daniel J. Strohecker	180	—
Pamela E. Swearingen	1,143	—
Barry W. Swinscoe	9,270	—
Errol Tate	180	—
Glenn R. Taylor	180	—
Kenneth E. Taylor	180	—
Melanie M. Teachman	471	—
Martinus Tendean	612	—
Phillip R. Terry	30,000	—
Tracey L. Terry 1999 Irrevocable Trust	33,648	20,202
Terry D. Thagard	180	—
The Yucaipa Corporation Initiatives Fund I, L.P.	205,188	228,642
Michael Thomason	1,638	—
Naimah B. Thompson	237	—
Antony J. Thornburg	180	—
Kimberly T. Threadgill	495	—
Martin S. Toma	336	—
Joel Torres	180	—
Jodie R. Townsend	618	—
Trailhead Ventures, L.P.	140,043	84,096
Samuel G. Trant	510	—
Trendly Investments	11,175	10,578
Trowbridge Partners, Ltd.	19,932	—
Billy J. Trujillo	2,760	—

		Additional
		Shares if
	Firm	Option is
	Shares	Fully
SELLING STOCKHOLDERS	Offered	Exercised
Jacksette M. Trujillo	24	—
Paul E. Tucker	180	—
Stephen T. Tuel	24	—
Ronald N. Unger II	12,201	—
Martin D. Usatch	1,500	—
Sonny A. Uwagwu	624	—
Michael A. Valenzuela	180	—
Lynn A. Van Aken	180	—
Sheila Vancil	384	—
Ingrid L. Varela	180	—
Antonio L. Vargas	24	—
John D. Vetter	46,878	—
Peter R. Vicencio	1,653	—
Craig W. Viehweg, Trustee of the Viehweg Revocable Trust U/A/D 02/09/99	12,639	14,919
Laura J. Vogt	24	—
Michael A. Wall	9,324	8,055
Ken R. Wallace	8,979	—
Ryan L. Wallace	135	—
Erika L. Walters	180	—
Yijiong Wang	999	—
Joshua J. Ward	1,038	—
Michael C. Ward	50,511	—
John and Hilary Ward	231	210
Michael L. Wark	1,884	—
Brian K. Watson	1,989	—
Lawrence H. Wecsler	6,000	—

		Additional
		Shares if
	Firm	Option is
	Shares	Fully
SELLING STOCKHOLDERS	Offered	Exercised
Terrell W. Welch	180	—
Wells Fargo & Company	11,724	10,434
Wendy A. Welsh	540	—
Donna Westerheide	300	—
Glendon W. Wetzel	180	—
Tonya Wheelington	54	30
Maurice White	180	—
William L. Whitlatch	1,575	—
Holly L. Williams	180	—
Irene Williams	24	—
Tamara D. Williamson	327	198
Nancy A. Wilson	642	—
Spencer T. Witherstine	1,008	—
Charles A. Wobbeking	633	—
Natalie M. Wolff	435	—
R. R. Wondoloski	6,000	—
Adam J. Wright	150	—
Loyal R. Wrinkle, Jr.	180	—
Paul J. Yadrick	3,600	—
Leo T. Yanger	1,500	—
Stephanie C. Yauger	186	—
Stephen A. Yerpe	309	—
Jessica A. Zalduondo	921	—
Amanda S. Zenick	180	—
Henry G. Zielinski	480	—
	-
TOTAL	12,500,000	7,500,000

SCHEDULE III
Intellectual Property Matters
None